SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2002

COMPAQ COMPUTER CORPORATION (Exact Name of Registrant as Specified in its Charter)

Delaware	1-9026	76-0011617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20555 SH 249 Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

(281) 370-0670
(Registrant’s telephone number, including area code) (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.     Other Events.

In a press release dated January 16, 2002, Compaq Computer Corporation (“Compaq”) (NYSE: CPQ) reported revenue of $8.5 billion for the fourth quarter ended December 31, 2001. Net income for the fourth quarter ended December 31, 2001 was $92 million, or $0.05 per diluted common share. Revenue for the year ended December 31, 2001, totaled $33.6 billion. Reported net income for the full year was a loss of $785 million or ($.047) per common share. The press release, dated January 16, 2002, regarding Compaq’s financial results for the fourth quarter and full year 2001, including unaudited consolidated financial statements for the fourth quarter and fiscal year ended December 31, 2001, is attached as Exhibit 99.1.

Following its earnings release, Compaq hosted a call with financial analysts and the press, which was simultaneously webcast to the public. A copy of the transcript for that call is available at Compaq's website at www.compaq.com.

On January 16, 2002, Compaq posted to its website: Compaq's Business Outlook and Discussion of Financial Results, Fourth Quarter 2001, which contains unaudited financial information, attached as Exhibit 99.2. This posted material supplements the information in the press release containing Compaq’s financial results for the fourth quarter and full year ended December 31, 2001.

Compaq's web site (www.compaq.com) contains a significant amount of information about Compaq, including financial and other information for investors. Compaq encourages investors to visit its web site from time to time, as information is updated and new information is posted.

ITEM 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits

Exhibit 99.1     Press Release dated January 16, 2002.
Exhibit 99.2     Business Outlook and Discussion of Financial Results, Fourth Quarter 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPAQ COMPUTER CORPORATION

Dated: January 16, 2002	By: /s/ Linda S. Auwers Linda S. Auwers, Vice President, Deputy General Counsel and Secretary

Exhibit Index

                 Exhibit No.                        Description

                     99.1                       Press Release dated January 16, 2002

                     99.2                       Business Outlook and Discussion of Financial Results, Fourth Quarter 2001